Exhibit 99.1
GlaxoSmithKline and Impax Pharmaceuticals Enter Global
Agreement to Develop and Commercialize a late stage
compound for Parkinson’s Disease
London & Hayward, Calif., December 16, 2010 — GlaxoSmithKline (GSK) and Impax Pharmaceuticals, the brand products division of Impax Laboratories, Inc. (Impax), today announced an agreement for the development and commercialization of IPX066, Impax’s novel extended release carbidopa-levodopa product, outside the United States and Taiwan. IPX066, an investigational product under development for the treatment of Parkinson’s Disease (PD), is currently in Phase III clinical trials.
Under the terms of the agreement, GSK will receive an exclusive license to sell IPX066 throughout the world except in the U.S. and Taiwan. Impax will receive an $11.5 million upfront payment and is eligible to receive potential payments of up to $175 million upon the successful achievement of development and commercialization milestones. Impax will also receive tiered, double-digit royalty payments on GSK sales of IPX066. Impax will manufacture and supply IPX066 to GSK.
Impax will complete the current Phase III program for IPX066, which includes the recently completed APEX-PD trial in early PD. The results from the remaining Phase III study program are expected to be available in 2011. In the U.S., Impax expects to file a New Drug Application for Parkinson’s Disease in late 2011 and will be responsible for commercialization. In other regions, excluding Taiwan, GSK will be responsible for further development and registration of IPX066 and commercialization of the product in those markets. A team structure with representatives from both companies is being established to enable effective coordination of planned global regulatory and commercialization activities.
“We are very pleased to announce this development and collaboration agreement with GSK, which is a significant milestone in the development of Impax Pharmaceuticals and an important achievement in the planned global commercialization for IPX066 for the treatment of Parkinson’s Disease,” stated Michael Nestor, President of Impax Pharmaceuticals. “GSK is an ideal partner for IPX066, combining global best-in-class development, regulatory and commercial experience in Parkinson’s Disease, which will be an asset in the successful commercialization of IPX066.”
“We are excited by the opportunity IPX066 represents to patients,” commented, Atul Pande, senior vice president, Neurosciences Medicines Development Center, GSK. “There is a significant need for a therapy which can improve on clinical symptom management and control in Parkinson’s Disease. We look forward to collaborating with Impax and hope to deliver an improved treatment option to the millions of people living with this devastating disease.”

About IPX066
IPX066 is an investigational extended release carbidopa-levodopa product with an enhanced pharmacokinetic profile. The IPX066 pharmacokinetic profile has the potential to offer reliable control of Parkinson’s Disease symptoms, such as the reduction in “off time” throughout the day, which has been observed in preliminary studies of IPX066.
“Off time” is the functional state when patients’ medication effect has worn off and there is a return of Parkinson symptoms.
The phase III clinical development program for the registration of IPX066 in the U.S. includes the recently completed APEX-PD trial in early PD, the ADVANCE-PD study in advanced PD subjects, an open label extension study for subjects from the ADVANCE-PD and APEX-PD studies. Additionally, for the European application, Impax is conducting the ASCEND-PD comparative study of IPX066 and carbidopa-levodopa and entacapone, which is currently enrolling subjects.
About Parkinson’s Disease
Parkinson’s Disease is a chronic neurodegenerative movement disorder affecting over three million people in the U.S., Europe and Japan.
About Impax Laboratories, Inc.
Impax Laboratories, Inc. is a technology based specialty pharmaceutical company applying its formulation expertise and drug delivery technology to the development of controlled-release and specialty generics in addition to the development of branded products. Impax markets its generic products through its Global Pharmaceuticals division and markets its branded products through the Impax Pharmaceuticals division. Additionally, where strategically appropriate, Impax has developed marketing partnerships to fully leverage its technology platform. Impax Laboratories is headquartered in Hayward, California, and has a full range of capabilities in its Hayward, Philadelphia and Taiwan facilities. For more information, please visit the Company’s Web site at: www.impaxlabs.com.
Impax Laboratories, Inc: Company Contact:
Mark Donohue
Sr. Director
Investor Relations and Corporate Communications
(215) 933-3526
www.impaxlabs.com
GlaxoSmithKline — one of the world’s leading research-based pharmaceutical and healthcare companies — is committed to improving the quality of human life by enabling people to do more, feel better and live longer. For further information please visit www.gsk.com

GlaxoSmithKline Enquiries:

UK Media enquiries:	David Mawdsley	(020) 8047 5502
	Claire Brough	(020) 8047 5502
	Stephen Rea	(020) 8047 5502
	Alexandra Harrison	(020) 8047 5502
	Jo Revill	(020) 8047 5502

US Media enquiries:	Nancy Pekarek	(919) 483 2839
	Mary Anne Rhyne	(919) 483 2839
	Kevin Colgan	(919) 483 2839
	Jennifer Armstrong	(919) 483 2839

European Analyst/Investor enquiries:	Sally Ferguson	(020) 8047 5543
	Gary Davies	(020) 8047 5503
	Ziba Shamsi	(020) 8047 3289

US Analyst/ Investor enquiries:	Tom Curry	(215) 751 5419
	Jen Hill Baxter	(215) 751 7002
Impax Laboratories, Inc.”Safe Harbor” statement under the Private Securities Litigation Reform Act of 1995:
To the extent any statements made in this news release contain information that is not historical, these statements are forward-looking in nature and express the beliefs and expectations of management. Such statements are based on current expectations and involve a number of known and unknown risks and uncertainties that could cause the Company’s future results, performance or achievements to differ significantly from the results, performance or achievements expressed or implied by such forward-looking statements. Such risks and uncertainties include the effect of current economic conditions on the Company’s industry, business, financial position, results of operations and market value of its common stock, the ability to maintain an effective system of internal control over financial reporting, fluctuations in revenues and operating income, reductions or loss of business with any significant customer, the impact of competitive pricing and products and regulatory actions on the Company’s products, the ability to sustain profitability and positive cash flows, the ability to maintain sufficient capital to fund operations, the ability to successfully develop and commercialize pharmaceutical products, the uncertainty of patent litigation, consumer acceptance and demand for new pharmaceutical products, the difficulty of predicting FDA filings and approvals, the inexperience of the Company in conducting clinical trials and submitting new drug applications, reliance on key alliance and collaboration agreements, the availability of raw materials, the ability to comply with legal and regulatory requirements governing the healthcare industry, the regulatory environment, exposure to product liability claims and other risks described in the Company’s periodic reports filed with the SEC. Forward-looking statements speak only as to the date on which they are made, and Impax undertakes no obligation to update publicly or revise any forward-looking statement, regardless of whether new information becomes available, future developments occur or otherwise.
GSK’s cautionary statement regarding forward-looking statements
Under the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995, GSK cautions investors that any forward-looking statements or projections made by GSK, including those made in this announcement, are subject to risks and uncertainties that may cause actual results to differ materially from those projected. Factors that may affect GSK’ s operations are described under ‘Risk Factors’ in the ‘Business Review’ in the company’ s Annual Report on Form 20-F for 2009.
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